Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1, of our report dated July 2, 2020, relating to the balance sheet of HighCape Capital Acquisition Corp. as of June 30, 2020 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from June 10, 2020 (inception) through June 30, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 28, 2020